Exhibit 99.1

 IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE SPEAR POINT CAPITAL FUND LP and SPEAR POINT TV RAVEN LP, derivatively on behalf of IMATION CORP., Plaintiffs, v. MARK E. LUCAS, L. WHITE MATTHEWS III, DAVID B. STEVENS, WILLIAM G. LAPERCH, ANTHONY T. BRAUSEN, and DR. GEOFF BARRALL, Defendants, -and- IMATION CORP., a Delaware corporation, Nominal Defendant. ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) C.A. No. 10626-VCL STIPULATION AND [PROPOSED] ORDER DISMISSING ACTION AS MOOT, AND PROVIDING FOR NOTICE OF PAYMENT TO PLAINTIFFS’ COUNSEL WHEREAS, following a series of demand letters delivered to the Board of Directors (the “Board”) of Imation Corp. (“Imation” or the “Company”) between September 10, 2014, and January 21, 2015, Plaintiffs commenced the above- captioned stockholder derivative action on February 9, 2015, asserting claims for breach of fiduciary duty, waste of corporate assets, and unjust enrichment based on GRANTED 2 allegations that Imation’s director compensation was unreasonably excessive in relation to the Company’s size and performance and in comparison to companies within the same industry and of similar size (i.e., its “peer group”) (the “Action”); WHEREAS, Plaintiffs’ earlier demands and complaint each sought reductions in director compensation and corporate reforms related to maintaining appropriate Board compensation; WHEREAS, in December 2014, prior to the commencement of the Action, another stockholder, the Clinton Group (“Clinton”), announced its intention to nominate three candidates to stand for election as directors of the Company, and in March 2015 initiated a successful proxy contest that resulted in the election of a slate of three Clinton-nominated directors to the Board to replace three of the Defendants; WHEREAS, after Plaintiffs made their demands and subsequently commenced this Action and the Clinton Group prevailed in its proxy contest to unseat three incumbent directors, the parties engaged in an open dialogue concerning the claims made in this Action; WHEREAS, the parties have engaged in discovery in the Action, including propounding and responding to document requests and interrogatories; WHEREAS, at various times after Plaintiffs’ demands, the commencement of this Action, and the election of a Clinton-nominated slate of directors to the 3

 Board, the Company made significant changes in director compensation and adopted certain practices and reforms relating to allegations in the Action; WHEREAS, as a result of the changes and reforms undertaken by the Company, Plaintiffs determined that the claims in the Action have been rendered moot and that further pursuit of their claims is unwarranted; WHEREAS, following Plaintiffs’ determination of mootness, Plaintiffs informed Defendants that they would agree to voluntarily dismiss all claims in this Action and that Plaintiffs’ counsel intended to submit an application for an award of attorneys’ fees and expenses in connection with the benefits attendant to the corporate governance changes that mooted their claims; WHEREAS, Plaintiffs contend that the changes and reforms undertaken by the Company primarily resulted from their demands and the Action, while the Company disputes the extent, if any, to which the changes and reforms undertaken by the Company resulted from the efforts of the Plaintiffs and their counsel; WHEREAS, the parties thereafter engaged in arms-length negotiations concerning the merits of any application for an award of attorneys’ fees and expenses. These negotiations occurred wholly independent from and subsequent to any dialogue concerning the allegations and Plaintiffs’ determination to voluntarily dismiss all claims following the corporate changes and reforms undertaken by the Company; 4

 WHEREAS, as a result of those negotiations, the Board, on which none of the Defendants currently sits, hereby agrees, in its business judgment, to pay Plaintiffs’ counsel $157,000.00 (the “Agreed Fee”) prior to the dismissal of this Action, without admitting or denying any liability for same and in recognition of the expense of a contested attorneys’ fee application; IT IS HEREBY STIPULATED AND AGREED, subject to the approval of this Court, that: 1. Imation shall provide notice to its stockholders of the proposed dismissal of this Action and the Board’s agreement to pay Plaintiffs’ counsel the Agreed Fee by means of a Form 8-K filing with the United States Securities and Exchange Commission in substantially the form attached hereto as Exhibit A no later than four business days after entry of this Stipulation and Order. 2. Effective upon filing with this Court an affidavit on behalf of Defendants attesting to the provision of notice in accordance with the foregoing paragraph and that the Agreed Fee has been wired to Plaintiffs’ counsel: (a) the Action is dismissed with prejudice as to named Plaintiffs only; (b) the Register in Chancery is directed to close this case on the docket; and (c) the Court will no longer retain any jurisdiction over this action. 5

Dated: May 18, 2016

RIGRODSKY & LONG, P.A.

By: */s/ Brian D. Long*
Seth D. Rigrodsky (#3147)
Brian D. Long (#4347)
Gina M. Serra (#5387)
Jeremy J. Riley (#5791)
2 Righter Parkway, Suite 120
Wilmington, DE 19803
(302) 295-5310

Attorneys for Plaintiffs Spear Point Capital Fund LP and Spear Point TV Raven LP

OF COUNSEL:

NEWMAN FERRARA LLP
Jeffrey M. Norton
1250 Broadway, 27th Floor
New York, NY 10001
(212) 619-5400

Werner R. Kranenburg, Esq.

DORSEY & WHITNEY (Delaware) LLP

By: */s/ Robert W. Mallard*
Robert W. Mallard (#4279)
Alessandra Glorioso (#5757)
300 Delaware Avenue, Suite 1010
Wilmington, DE 19801
(302) 425-7171

Attorneys for Individual Defendants Mark E. Lucas, L. White Matthews III, David B. Stevens, William G. LaPerch, Anthony T. Brausen, and Dr. Geoff Barrall and Nominal Defendant Imation Corporation

SO ORDERED this ____ day of ______, 2016.

____
Vice Chancellor J. Travis Laster

5

/s/ Judge Laster, J Travis Court: DE Court of Chancery Civil Action Judge: J Travis Laster File & Serve Transaction ID: 58965737 Current Date: May 18, 2016 Case Number: 10626-VCL Case Name: CONF ORD ON DISC Spear Point Capital Fund LP vs Mark E Lucas